Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into this Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 on Form F-3 (No. 333-273905) of our report dated March 28, 2024 with respect to the audited consolidated financial statements of Bitdeer Technologies Group, appearing in the Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 28, 2024